Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Zapp Electric Vehicles Group Limited on Form F-1/A of our report dated February 26, 2024, with respect to our audits of the consolidated financial statements of Zapp Electric Vehicles Group Limited and subsidiaries as of and for the years ended September 30, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP

London, United Kingdom

April 16, 2024